UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 21, 2006 (November 16, 2006)

LEVEL 8 SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26392	11-2920559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1433 Highway 34, Building C, Farmingdale, New Jersey 07727
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code (732) 919-3150
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

At a Special Meeting of Stockholders of Level 8 Systems, Inc. (“Level 8”), held on November 16, 2006, the Stockholders approved a proposed amendment to the Certificate of Incorporation to grant Level 8’s Board of Directors discretionary authority to effect a reverse stock split a ratio from 20:1 to 100:1. On November 20, 2006, the Board of Directors set a ratio of 100:1.

The Stockholders also approved an amendment to change the name of Level 8 to Cicero, Inc., to increase the authorized common stock of the company from 85 million to 215 million shares, and to convert existing preferred stock into a new Series A-1 preferred stock of Cicero, Inc. at amended conversion prices. Each proposal was set forth in the Definitive Proxy Statement of Level 8 dated October 17, 2006.

The proposals at the Special Meeting of Stockholders of Level 8 comprised a proposed recapitalization of Level 8 which is also subject to the receipt of amendments to outstanding convertible promissory notes, senior reorganization notes and the convertible bridge notes. The recapitalization of Level 8 will occur as soon as practicable after receipt of these amendments and after the requisite filings with the Secretary of State of Delaware.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2006                        LEVEL 8 SYSTEMS, INC.

By:/s/ John P. Broderick
                            John P. Broderick
                            Chief Executive and Financial Officer